As filed with the Securities and Exchange Commission on January 16, 2018
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8

REGISTRATION OF SECURITIES
UNDER
THE SECURITIES ACT OF 1933

General Finance Corporation
(Exact name of registrant as specified in its charter)

Delaware	32-0163571
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

39 East Union Street Pasadena, CA	91103
(Address of Principal Executive Offices)	(Zip Code)

General Finance Corporation Amended and Restated 2014 Stock Incentive Plan
(Full title of the plan)

Jody E. Miller
Director, Chief Executive Officer & President
General Finance Corporation
39 East Union Street
Pasadena, California 91103
(Name and address of agent for service)

(626) 204-6308
(Telephone number, Including area code, of agent for service)

Copies to:

Christopher A. Wilson, Esq.
General Counsel, Vice President & Secretary
General Finance Corporation
39 East Union Street
Pasadena, California 91103
(626) 204-6308

Indicate by check mark, whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one).

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $.0001	1,000,000	$6.98	$6,980,000	$869.01

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement covers, in addition to the number of shares of common stock shown above, an indeterminate number of shares of common stock which, by reason of certain events specified in the General Finance Corporation Amended and Restated 2014 Stock Incentive Plan, may become subject to such plan.

(2)
Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for purposes of calculating the registration fee and computed on the basis of $6.98, which is the average of the high and low prices per share of the common stock of General Finance Corporation on January 12, 2018, as reported by the NASDAQ Global Market.

EXPLANATORY NOTE

This Registration Statement on Form S-8, which is being filed for the purpose of registering an additional 1,000,000 shares of common stock for issuance pursuant to the Amended and Restated 2014 Stock Incentive Plan, consists of the facing page, this page, other required information, and required opinions, consents and other exhibits.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this registration statement:

(a)
The contents of the earlier registration statement on Form S-8 relating to the 2014 Stock Incentive Plan, previously filed with the Securities and Exchange Commission on December 5, 2014 (File No. 333-200778-141270075);

(b)
The contents of the Registrant’s Prospectus filed with the Securities and Exchange Commission on April 19, 2017 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement on Form S-3, as amended (File No. 333-180078);

(c)
The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017, filed with the Securities and Exchange Commission on November 7, 2017 (File No. 1-32845);

(d)
The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017, filed with the Securities and Exchange Commission on September 8, 2017 (File No. 1-32845);

(e)
The Registrant’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on July 6, 2017, both of the Registrant’s Current Reports on Form 8-K filed on July 14, 2017 and the Registrant’s Current Reports on Form 8-K filed on August 1, 2017, August 21, 2017, August 23, 2017, September 6, 2017, September 7, 2017, September 8, 2017, September 22, 2017, September 28, 2017, October 13, 2017, October 20, 2017, October 27, 2017, November 3, 2017, November 6, 2017, November 7, 2017, November 13, 2017, November 30, 2017, December 7, 2017, December 20, 2017 and January 3, 2018; and

(f)
The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission on September 29, 2008 (File No. 001-32845), pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference into this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any other subsequent filed document which also is or is deemed to be incorporated into this registration statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 8. EXHIBITS.

The Registrant herewith files the exhibits identified below:

Exhibit No.	Description of Exhibit

4.1
Specimen representing the Common Stock Certificate, par value $0.0001 per share, of General Finance Corporation Filed as Exhibit 4.2 to Amendment No. 2 to the Registration Statement on the Form S-1 dated February 6, 2006 of General Finance Corporation.

4.2	Amended and Restated 2014 Stock Incentive Plan (incorporated by reference from the Registrant’s Definitive Proxy Statement for the 2015 Annual Meeting of Stockholders, filed on October 16, 2015).

4.3
First Amendment to Amended and Restated 2014 Stock Incentive Plan (incorporated by reference from the Registrant’s Definitive Proxy Statement for the 2017 Annual Meeting of Stockholders, filed on October 16, 2017).

5.1	Opinion of Christopher A. Wilson with respect to the legality of the common stock registered hereby.

23.1	Consent of Independent Registered Public Accounting Firm (Crowe Horwath LLP).

23.2	Consent of Christopher A. Wilson (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page to this registration statement).

ITEM 9. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(iv) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, California, on this 16th day of January, 2018.

GENERAL FINANCE CORPORATION
By:	/s/ CHRISTOPHER A. WILSON
Christopher A. Wilson
General Counsel, Vice President & Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Ronald F. Valenta, Charles E. Barrantes and Christopher A. Wilson, and each of them, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact of any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed as of January 16, 2018 by the following persons in the capacities indicated.

Signature	Title

/s/ Jody E. Miller	Chief Executive Officer, President and Director (Principal Executive Officer)
Jody E. Miller

/s/ Charles E. Barrantes	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Charles E. Barrantes

/s/ Ronald F. Valenta	Chairman of the Board and Director
Ronald F. Valenta

/s/ William H. Baribault	Director
William H. Baribault

/s/ Susan L. Harris	Director
Susan L. Harris

/s/ Manuel Marrero	Director
Manuel Marrero

/s/ James B. Roszak	Director
James B. Roszak

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1
Specimen representing the Common Stock Certificate, par value $0.0001 per share, of General Finance Corporation Filed as Exhibit 4.2 to Amendment No. 2 to the Registration Statement on the Form S-1 dated February 6, 2006 of General Finance Corporation.

4.2	Amended and Restated 2014 Stock Incentive Plan (incorporated by reference from the Registrant’s Definitive Proxy Statement for the 2015 Annual Meeting of Stockholders, filed on October 16, 2015).

4.3
First Amendment to Amended and Restated 2014 Stock Incentive Plan (incorporated by reference from the Registrant’s Definitive Proxy Statement for the 2017 Annual Meeting of Stockholders, filed on October 16, 2017).

5.1	Opinion of Christopher A. Wilson with respect to the legality of the common stock registered hereby.

23.1	Consent of Independent Registered Public Accounting Firm (Crowe Horwath LLP).

23.2	Consent of Christopher A. Wilson (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page to this registration statement).